United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TFF PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given that the special meeting of stockholders of TFF Pharmaceuticals, Inc., a Delaware corporation (“TFF,” “we,” “us” or “our”), originally convened and adjourned on January 28, 2025, will be reconvened on March 3, 2025, at 11:00 a.m. Eastern time at Verdolino & Lowey, P.C. at 124 Washington Street, Suite 101, Foxborough, MA 02035, for the following purposes, as more fully described in the proxy statement (the “Proxy Statement”):

1. To consider and vote upon a proposal to approve the liquidation and dissolution of TFF in accordance with Section 275 of the Delaware General Corporation Law (the “Dissolution”) and pursuant to the Plan of Dissolution (the “Plan of Dissolution”) which, if approved, will authorize the Board of Directors of TFF (the “Board of Directors”) to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and

2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Stockholders will need the control number on your proxy card to attend, vote and otherwise participate at the reconvened special meeting. If you are a beneficial owner who does not have a control number, you should contact your broker, bank or other nominee regarding instructions to attend the reconvened special meeting.

We previously provided the Proxy Statement of TFF Pharmaceuticals, Inc. dated December 23, 2024 to our stockholders of record as of December 13, 2024, which provided detailed information about the originally convened special meeting and the proposal to approve the liquidation and dissolution of the Company and the Plan of Dissolution that all stockholders are being asked to consider. A copy of the Plan of Dissolution is attached as Annex A to such Proxy Statement, which can be accessed at the following web address: https://annualgeneralmeetings.com/tffpsp2025. Such Proxy Statement and the attachments thereto are incorporated herein by reference, other than any information therein relating to (i) the quorum requirements for, (ii) the record date and date and time of, and (iii) the granting and revocation of proxies with respect to, the reconvened special meeting, which are addressed by this notice. We urge you to read such Proxy Statement and attachments carefully. If you need assistance accessing the Proxy Statement, including its annexes, please contact TFF@vlpc.com.

The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the reconvened special meeting constitutes a quorum for the transaction of business thereat and the approval of the Dissolution Proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding common stock entitled to vote thereon. At the originally scheduled time for the special meeting, although the shares represented in person and by proxy and intended to be voted “for” the Dissolution Proposal exceeded such shares intended to be voted “against” or “abstaining” with respect to such proposal, there were not shares and valid proxies (i) representing the requisite number of stockholders to establish a quorum at the special meeting and (ii) representing, in the aggregate, a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon in favor of the Dissolution Proposal. Therefore, as contemplated by the Proxy Statement, we adjourned the special meeting and our Board of Directors authorized and issued 4,443,926 shares (“Special Shares”) of the Corporation’s common stock to Craig R. Jalbert. The Special Shares will ensure a quorum to exist at the adjourned Special Meeting and the Special Shares will be voted “for” the Dissolution Proposal provided that the aggregate number of shares of common stock (other than the Special Shares) present in person or by proxy and entitled to vote thereon that have been voted “for” the Dissolution Proposal is greater than the aggregate number of such shares that have been voted “against” or “abstain” on the Dissolution Proposal. Following the reconvened special meeting, Mr. Jalbert shall surrender the Special Shares to TFF for cancellation. Mr. Jalbert has agreed to forgo any economic benefit from the Special Shares and will not assign or transfer the Special Shares except back to the Company for cancellation after the reconvened special meeting.

The Board of Directors has set a new record date for the reconvened special meeting. Only stockholders of record as of the close of business on January 30, 2025, are entitled to notice of and to vote at the reconvened special meeting (the “new record date”). As of the close of business on the new record date there were 8,887,852 shares of common stock outstanding, meaning that the holders of outstanding common stock entitling such holders to cast, in the aggregate, 4,443,927 votes at the reconvened special meeting must be present, in person or by proxy, at such meeting to establish a quorum.

TFF’s Board of Directors continues unanimously to recommend, on behalf of TFF, that you vote: “FOR” the approval of the Dissolution Proposal.

Your vote is important regardless of the number of shares of TFF common stock that you own. Although the issuance of the Special Shares will likely result in a majority of the outstanding voting power of TFF’s common stock being cast on the Dissolution Proposal, because such stock must be voted to reflect the vote of the common stock (as described above), in order for the Dissolution Proposal to be approved, the holders of a majority of the outstanding shares of common stock (other than the Special Shares) present, in person or by proxy, at the reconvened special meeting must vote “FOR” such proposal. Accordingly, you are requested to vote your shares of TFF common stock by proxy promptly by either (a) completing, signing, and dating the proxy card and faxing it to: (702) 433-1979, (b) using the Internet as described in the proxy card enclosed with the Proxy Statement, or (c) by completing, signing, and promptly mailing the proxy card in the postage-paid envelope provided, whether or not you plan to attend the reconvened special meeting. Voting in any of these ways will not prevent you from voting your shares at the reconvened special meeting if you subsequently choose to attend.

If you previously submitted a proxy for the special meeting of stockholders as originally convened on January 28, 2025, which proxy has not subsequently been revoked, and are a holder of record on the new record date, we intend to vote those proxies, covering all shares of our capital stock that you are entitled to vote as of the new record date, at the reconvened special meeting as specifically instructed through your proxy or, if no direction was given, “FOR” the Dissolution Proposal. If you are a stockholder of record as of the new record date, you may change your vote or revoke your proxy at any time before it is voted at the reconvened special meeting by (i) signing another proxy card with a later date and returning it to us (via mail or fax) prior to the reconvened special meeting; (ii) submitting a new proxy electronically over the Internet after the date of the earlier submitted proxy; (iii) delivering a written notice of revocation to TFF Pharmaceuticals, Inc., Attn: Corporate Secretary, 124 Washington Street, Suite 101, Foxborough, MA 02035; or (iv) attending the reconvened special meeting and voting thereat.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. You should also contact your bank, broker or other nominee for any requirement to obtain a “legal proxy”, which is necessary for a beneficial owner to vote at the reconvened special meeting. As an alternative to contacting your bank, broker or other nominee to coordinate, or ask questions regarding, the voting of your shares, you may contact TFF@vlpc.com.

Thank you for your continued support.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Craig Jalbert
Craig Jalbert
President and Chief Executive Officer

Foxborough, Massachusetts

February 4, 2025

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